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                                 EXHIBIT 8(f)(1)
                   AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

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                                 AMENDMENT NO. 1

     Amendment to the Participation Agreement among PFL Life Insurance Company (the "Company"), Variable Insurance Products Fund (the "Fund") and Fidelity Distributors Corporation (the "Underwriter") dated April 1, 1991 (the Agreement").

     WHEREAS, each of the parties is desirous of expanding the ability of Company to participate in the qualified markets, the Company, the Underwriter and the Fund hereby agree to amend the Agreement by deleting from Section 1.4 the reference to Section 2.12 and by deleting Section 2.12 in its entirety.

     In witness whereof, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of November 1, 1991.


PFL LIFE INSURANCE COMPANY                    FIDELITY DISTRIBUTORS CORPORATION


By:    /s/ Craig D. Vermie                    By:    /s/ Roger T. Servison
       --------------------------                    ---------------------------

Name:  __________________________             Name:   ROGER T. SERVISON
                                                     ---------------------------

Title: __________________________             Title:  PRESIDENT
                                                     ---------------------------

VARIABLE INSURANCE PRODUCTS FUND


By:    /s/ J. Gary Burkhead
       --------------------------

Name:   J. GARY BURKHEAD
       --------------------------

Title:  SENIOR VICE PRESIDENT
       --------------------------